UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant           ☒
Filed by a Party other than the Registrant         ☐

Check the appropriate box:

☒          Preliminary proxy statement
☐           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive proxy statement
☐           Definitive Additional Materials
☐           Soliciting Material Under § 240.14a-12

QUANTRX BIOMEDICAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

QUANTRX BIOMEDICAL CORPORATION
100 South Main Street, Suite 300
Doylestown, Pennsylvania  18901

November 5, 2009

Dear Stockholders:

On behalf of the board of directors and management of QuantRx Biomedical Corporation (the “Company”), I cordially invite you to attend our annual meeting of stockholders to be held on Thursday, December 3, 2009, at 10:00 a.m. local time, at Multnomah Athletic Club located at 1849 SW Salmon Street, Portland, Oregon 97205.

The matters to be acted upon at the annual meeting are fully described in the enclosed Notice of the Annual Meeting of Stockholders and accompanying proxy statement.  The Company’s board of directors recommends a vote “FOR” the proposals listed as items 1, 2, 3 and 4 in the Notice and described in the enclosed proxy statement.

Your vote is important to us.  Whether or not you plan to attend in person, it is important that your shares be represented and voted at the annual meeting.  Therefore, after reading the enclosed proxy statement, please promptly complete, sign, date, and return your proxy card in the enclosed envelope or vote your shares by telephone or through the internet by following the instructions set forth on the proxy card.  Your stock will be voted in accordance with the instructions you have given in your proxy card.  You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

We look forward to greeting you at the meeting.

Sincerely,

Walter Witoshkin
Chairman and Chief Executive Officer

QUANTRX BIOMEDICAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 3, 2009

To the Stockholders of QuantRx Biomedical Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of QuantRx Biomedical Corporation, a Nevada corporation (the “Company”), will be held on Thursday, December 3, 2009, at 10:00 a.m. PDT, at Multnomah Athletic Club located at 1849 SW Salmon Street, Portland, Oregon 97205, for the following purposes:

(1)
to elect two Class 1 Directors, to hold office until the 2011 annual meeting or until their respective successors have been duly elected; and to elect two Class 2 Directors, to hold office until the 2010 annual meeting of stockholders or until their respective successors have been duly elected;

(2)
to consider and vote upon an amendment to our Articles of Incorporation to effect a reverse stock split of the Common Stock of the Company at a ratio of not less than one-for-two and not more than one-for-eight at any time prior to the 2011 annual meeting of stockholders, with the exact ratio to be set at a whole number within this range to be determined by our board of directors in its discretion;

(3)	to amend our Articles of Incorporation to increase the authorized Common Shares of the Company to 150,000,000;

(4)	to ratify the appointment of BehlerMick PS (formerly known as Williams & Webster, P.S.) as the Company’s independent public accountants for the year ending December 31, 2009; and

(5)	to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

QuantRx’s board of directors has fixed October 26, 2009 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

A proxy statement explaining the matters to be acted upon at the Annual Meeting is enclosed herewith.  This proxy solicitation material is being mailed to stockholders on or about November 5, 2009, and includes a copy of the Company’s 2008 Annual Report to Stockholders.

QuantRx’s board of directors recommends you vote “FOR” the proposals presented to you in this proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

By Order of the Board of Directors,

Walter Witoshkin, Chairman and Chief Executive Officer
Doylestown, Pennsylvania
November 5, 2009

QUANTRX BIOMEDICAL CORPORATION
100 South Main Street, Suite 300
Doylestown, Pennsylvania  18901
PROXY STATEMENT

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished to the stockholders of QuantRx Biomedical Corporation, of record as of October 26, 2009, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, December 3, 2009, at 10:00 a.m. PDT, and at any postponement or adjournment thereof, at Multnomah Athletic Club located at 1849 SW Salmon Street, Portland, Oregon 97205.

The approximate date for mailing of the Notice of Annual Meeting of Stockholders, this proxy statement and the form of proxy is November 5, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2009: The Notice of Annual Meeting, Proxy Statement and 2008 Annual Report to Stockholders are available on our website at www.quantrx.com.

Record Date and Outstanding Shares

Only holders of record of the Company’s common stock on October 26, 2009, or the record date, are entitled to notice of and to vote at the Annual Meeting.  As of that date, there were 44,427,630 shares of common stock outstanding (“the Outstanding Shares”) and holders are entitled to one vote per share.

Solicitation of Proxies

The cost of preparing, printing and mailing this proxy statement and the proxy solicited hereby has been or will be borne by the Company. In addition to this mailing, proxies may be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission.  The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the stockholders as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

Quorum and Voting

Each Outstanding Share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. Stockholders are not entitled to cumulative voting rights in the election of directors. A quorum, consisting of one-third of the Outstanding Shares, must be present in person or by proxy for the transaction of business.

If a quorum is present:

(i)
Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting.  This means the nominees for directors receiving the highest number of affirmative votes will be elected.  Abstentions and broker non-votes will not affect the election of a candidate who receives a plurality of votes.

(ii)
The proposed amendments to the Articles of Incorporation require the approval of a majority of the Outstanding Shares.  Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

(iii)
The appointment of BehlerMick PS (formerly known as Williams & Webster, P.S.), will be ratified if such proposal receives the affirmative vote of a majority of the Outstanding Shares represented at the Annual Meeting.  Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Abstentions and broker non-votes will be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present, and each will be tabulated separately.  In determining whether a proposal has been approved, in most cases an abstention or a broker or other non-vote will have the same effect as a vote against the proposal.  In the election of directors, a broker non-vote has no effect if a quorum is present and directors are elected by a plurality.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon.  If no instructions are indicated, the shares will be voted “FOR” the (i) election of the nominees named in this proxy statement as directors, (ii) the proposed amendments to the Articles of Incorporation, and (iii) ratification of the appointment of BehlerMick PS (formerly known as Williams & Webster, P.S.) as independent public accountants for the year ending December 31, 2009.

Stockholders holding shares in “street name” with a broker/dealer, financial institution or other holder of record should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the “street name” shares and how to revoke previously given instructions.

Revocability of Proxies

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised.  A proxy may be revoked prior to its exercise by delivering to the Company’s Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Board has nominated William Fleming and Shalom Hirschman as Class 1 Directors to hold office for a term of two years (or until successors are elected and qualified) and Walter Witoshkin and Arthur Hull Hayes, Jr. as Class 2 Directors to hold office for a term of one year (or until successors are elected and qualified).  Each nominee is currently serving as a member of the Board.  Each Class 1 and Class 2 Director must be elected by a plurality of the votes properly cast at the Annual Meeting.

INFORMATION REGARDING DIRECTORS

The following biographical descriptions set forth certain information with respect to the four nominees for election as Class 1 and 2 Directors.

Directors and Executive Officers	Age	Position

Walter W. Witoshkin	64	Chairman and Chief Executive Officer

William H. Fleming, Ph.D.	62	Director, CSO & President of Diagnostics

Arthur Hull Hayes, Jr., M.D.	76	Director

Shalom Hirschman, M.D.	73	Director

Class 1 Director Nominees – Term Expiring in 2011

William H. Fleming, Ph.D. has served as President of Diagnostics since November 2008, Chief Scientific Officer of QuantRx since July 2005, and as a Director and Secretary of QuantRx since February 1994.  Prior to that, he served as Vice President of Diagnostics from August 1997 through July 2005, and as Acting CEO from 2003 until May 2005. From February 1994 through August 1997, Dr. Fleming served as President and Chief Operating Officer. In addition, he was President, Chief Operating Officer and a Director of ProFem from July 1993 until its merger with QuantRx in June 1994. From April 1992 until July 1993, Dr. Fleming served as an associate with Sovereign Ventures, a healthcare consulting firm; concurrently he served as director of corporate development of Antivirals, Inc., a biotechnology company involved in antisense technology. Dr. Fleming is a director of ERC, a non-profit organization. Dr. Fleming is a Class 1 Director whose term expires in 2009.

Shalom Hirschman, M.D. has served as a Director of QuantRx since September 2005. Dr. Hirschman was Professor of Medicine, Director of the Division of Infectious Diseases and Vice-Chairman of the Department of Medicine at Mt. Sinai School of Medicine and the Mount Sinai Hospital. He spent nearly three decades at Mt. Sinai until his retirement. He then became the CEO, President and Chief Scientific Officer of Advanced Viral Research Corp. from which he retired in 2004. Dr. Hirschman is a Class 1 Director whose term expires in 2009.

Class 2 Director Nominees – Term Expiring in 2010

Walter W. Witoshkin is Chairman and Chief Executive Officer of QuantRx Biomedical Corporation. A 40-year veteran of the pharmaceutical, healthcare and biomedical industries, Mr. Witoshkin began serving as a Director and Chief Executive Officer in May, 2005. He has held senior executive positions at leading healthcare product and pharmaceutical companies, most recently SmithKline Beecham, now Glaxo SmithKline, where he was a Vice President of Business Development and Chief Financial Officer. In 1989, Mr. Witoshkin established Menley & James Laboratories, Inc., after purchasing 32 SmithKline Beecham over-the-counter pharmaceutical and toiletry product brands. Menley & James had its initial public offering in 1992. He earlier held several senior finance positions at American Cyanamid, which became American Home and then Wyeth. Mr. Witoshkin joined QuantRx from Trident Group LLC, global operational consultants to the pharmaceutical and related healthcare industries. As a founding partner of Trident Group, Mr. Witoshkin specialized in alternative sourcing for manufacturing and the acquisition of technologies and products.

Mr. Witoshkin also serves as a director of Echo Therapeutics, Inc. and a number of privately held companies, including QuantRx’s affiliate, FluoroPharma, Inc.

Arthur Hull Hayes, Jr., M.D. has served as a Director of QuantRx since September 2006. Dr. Hayes served as Commissioner of the United States Food and Drug Administration from 1981 to 1983. Dr. Hayes founded and was President and Chief Operating Officer of MediScience Associates, Inc., a consulting organization that works with pharmaceutical firms, biomedical companies and foreign governments, from July 1991 to January 2006, and Clinical Professor of Medicine and Pharmacology at the Pennsylvania State University College of Medicine from 1981 to 2004. From 1986 to 1990, Dr. Hayes was President and Chief Executive Officer of E.M. Pharmaceuticals, a North American subsidiary of Germany’s E. Merck AG.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors

The Company’s board of directors is currently comprised of four directors.  The four directors are divided into two classes comprised of two Class 1 Directors (William Fleming and Shalom Hirschman) and two Class 2 Directors (Walter Witoshkin and Arthur Hull Hayes, Jr.).  Pursuant to the Company’s bylaws, the members of each class serve for a staggered two-year term and, at each annual meeting of stockholders, a class of directors is elected for a two-year term to succeed the directors of the same class whose terms are expiring.  The current terms of the Class 1 Directors and Class 2 Directors were set to expire at the next annual meeting of stockholders.

During the year ended December 31, 2008, the Board held seven meetings and took action by unanimous written consent twelve times.  During this period, Walter Witoshkin and William Fleming participated in all seven meetings, Shalom Hirschman participated in six meetings, and Arthur Hull Hayes, Jr.  participated in five meetings. The Board encourages directors to attend the annual meeting of shareholders. Two directors attended the last annual meeting: Mr. Witoshkin and Dr. Fleming; Dr. Hayes was ratified as a director at the last annual meeting of shareholders.

There are no family relationships among the Company’s directors, executive officers or persons nominated or chosen to become directors or executive officers of the Company.

Board Committees

The Board has two standing committees: an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”).

Audit Committee

The members of the Audit Committee are Shalom Hirschman and William Fleming, with Mr. Fleming chairing such committee. The Company does not yet have an “audit committee financial expert,” as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002, as it is still recruiting qualified candidates to fill the position.  During the last year, the audit committee held no separate meetings. Until such time as a financial expert is appointed, all members of the board of directors perform the responsibilities of the audit committee, providing oversight of our accounting functions and controls.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s charter is posted on the “Corporate Governance” section of the “Investors” page of QuantRx’s website at www.quantrx.com. As described in the Audit Committee charter, the purpose of the Audit Committee includes, but is not limited to: (1) overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company; and (2) providing assistance to the Board with respect to its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function, if any, and independent auditor.

The Audit Committee’s duties, which are specified in the Audit Committee charter, include but are not limited to:

•
appointing, retaining, compensating, evaluating and terminating any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, in its sole authority, approving all audit engagement fees and terms as well as all non-audit engagements with the accounting firm;

•
requiring that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service being provided; and

•
informing each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm will report directly to the Audit Committee.

Compensation Committee

The members of the Compensation Committee are Arthur Hull Hayes, Jr. and Shalom Hirschman. The Compensation Committee’s charter is posted on the “Corporate Governance” section of the “Investors” page of QuantRx’s website at www.quantrx.com. As described in the Compensation Committee charter, the purpose of the Compensation Committee includes, but is not limited to, recommending to the Board for determination, the compensation for the Chief Executive Officer and all other officers. During the last year, the compensation committee held no separate meetings; the board of directors performed the responsibilities of the compensation committee.

The compensation committee has numerous duties and responsibilities, including but not limited to:

•	establishing and reviewing the overall compensation philosophy of the Company;

•	establishing and periodically reviewing policies in the area of executive officers perquisites; and

•	considering policies and procedures pertaining to expense accounts of executive officers.

Nominating Committee

The Company currently does not have a nominating committee, but intends to formally constitute a nominating committee and adopt a charter for such committee.  The entire Board currently participates in the recruitment and selection of director nominees. There were no meetings of a nominating committee in 2008.

Shareholder Communication Process

The Board maintains an address for receipt of shareholder and interested party communications. Shareholders and interested parties may contact the Board of Directors, the non-employee directors, or specific individual directors by writing to them at Director Access; Attn: Corporate Secretary; QuantRx Biomedical Corporation; 100 South Main Street, Suite 300; Doylestown, Pennsylvania  18901. All communications other than routine commercial solicitations and opinion surveys will be compiled by the Corporate Secretary and periodically submitted to the Board or, if addressed only to individual directors, to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to QuantRx’s products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

The following discussion explains our compensation philosophy, objectives and procedures and describes the forms of compensation awarded to our Chief Executive Officer, our Chief Financial Officer and our other most highly-compensated executive (determined as of December 31, 2008). We refer to these individuals as our “named executive officers.” This discussion focuses on the information contained in the tables and related footnotes and narrative included below, primarily for 2008, but we also describe compensation actions taken before and after 2008 to the extent that information enhances the understanding of our executive compensation disclosure.

Philosophy, Objectives and Procedures

Our fundamental compensation philosophy is to align the compensation of our executive officers with our annual and long-term business objectives and performance and to offer compensation that will enable us to attract, retain, and appropriately reward executive officers whose contributions are necessary for our long-term success. We seek to reward our executive officers’ contributions to accomplishing development goals, controlling overhead costs, and achieving revenue growth and operating profits. We operate in a competitive environment for executive talent, and it is our belief that our compensation packages should be competitive when compared to our peers but also perceived as fair, when considered both externally and internally.

The Compensation Committee of our Board of Directors oversees the design and administration of our executive compensation program. The principal elements of the program are base salary, annual cash bonuses and equity awards which, to date, have been in the form of stock options and warrants. We also provide our executive officers with other benefits and perquisites generally available to all employees.

Generally, the Compensation Committee will review the compensation of our executive officers in the latter part of the year and take action to award bonuses for the year and reviews base salaries and bonuses for the following year. In setting our executive officers’ total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by comparable companies. The Compensation Committee takes into consideration recommendations of our Chief Executive Officer, although he does not participate in discussions regarding his own compensation.

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by the Company’s Chief Executive Officer and each of the two other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2008.

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Walter W. Witoshkin,	2008	240,000	-	-	415,692	(1)	-	-	-	655,692
CEO	2007	240,000	75,000	-	153,712	(2)	-	-	-	468,712
Sasha Afanassiev,	2008	150,000	-	-	94,458		-	-	-	244,458
CFO, Treasurer & VP of Finance	2007	150,000	-	-	10,375		-	-	-	160,375
Dr. William Fleming,	2008	140,000	-	-	62,925		-	-	-	202,925
CSO, President of Diagnostics	2007	129,583	-	-	42,175		-	-	-	171,758
Cindy Horton, (3)	2008	116,875	-	-	88,775	(4)	-	-	-	205,650
VP of Diagnostics	2007	150,000	-	-	42,175		-	-	-	192,175

(1)	Includes $16,244 related to the issuance of options from a subsidiary for his directorship.

(2)	Includes $35,383 related to the issuance of options from a subsidiary for his directorship.

(3)	No longer employed effective November 30, 2008 – reported pursuant to Item 402(M)(2)(iii) of Regulation S-K.

(4)	All options related to this compensation were forfeited effective February 28, 2009.

The amounts in the Option Awards column reflect the dollar amount recognized and expensed for financial statement reporting purposes for the years ended December 31, 2008 and 2007, in accordance with Statement of Financial Accounting Standards No. 123(R) of awards of stock options and thus do not represent aggregate fair value of grants. The Company used the Black-Scholes option price calculation to value the options granted in 2008 and 2007 using the following assumptions: risk-free rate of 5.35% and 5.77%; volatility of 1.17 and 1.35; actual term and exercise price of options granted.

Outstanding Equity Awards at Year-End
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Walter W. Witoshkin,	1,000,000	-	-	0.50	05/03/2015
CEO & President (1)	250,000	-	-	0.85	10/08/2017
	291,667	-	58,333	0.80	02/28/2018

Sasha Afanassiev,	25,000	-	-	1.60	04/03/2016
CFO, Treasurer & VP of Finance (2)	75,000	-	-	1.15	07/25/2016
	50,000	-	-	0.85	10/08/2017
	83,333	-	16,667	0.80	02/28/2018

Dr. William Fleming,	-	-	100,000	1.60	04/03/2016
CSO, President of Diagnostics	50,000	-	-	0.85	10/08/2017
		-
Cindy Horton,	50,000	-	-	0.85	10/08/2017
VP of Diagnostics (4)	37,500	-	-	0.80	02/28/2018
(1)
Options granted 05/03/2005, which expire 05/03/2015 vested as follows; 333,000 shares vested on May 3, 2005 and the remaining options continued to vest with respect to 18,527 shares each monthly anniversary thereafter until fully-vested. Options granted 10/08/2007 which expire 10/08/2017 vested monthly over one year. Options granted 02/29/08 which expire 02/28/2018 vest monthly over one year.

(2)
Options granted 04/03/2006 which expire 04/03/2016 vested immediately. Options granted 07/25/2006 which expire 07/25/2016 vested January 1, 2007. Options granted 10/08/2007 which expire 10/08/2017 vested monthly over one year. Options granted 02/29/08 which expire 02/28/18 vest monthly over one year.

(3)
Options granted 04/03/2006 vest upon meeting certain sales milestones which have not yet been met. Term of the options is ten years. Options granted 10/08/2007 which expire 10/08/2017 vested monthly over one year.

(4)
Options granted 10/08/2007 which were to expire 10/08/2017 vested monthly over one year. Options granted 02/29/08 which were to expire 02/28/18 vested monthly over one year. No longer employed effective November 30, 2008 – all options were forfeited effective February 28, 2009.

There are no outstanding stock awards as of December 31, 2008. Exercise prices of all the above option awards were equal to or exceeded the closing stock price on the date of grant.

The Company used the Black-Scholes option price calculation to value the options granted in 2008 and 2007 using the following assumptions: risk-free rate of 5.35% and 5.77%; volatility of 1.17 and 1.35; actual term and exercise price of options granted.

Employment Agreements

We have entered into employment contracts with our key personnel. Our executive officers are entitled to receive cash severance payments equal to one year base salary in the event their employment is terminated for reasons other than cause or in connection with a change in control of QuantRx, as defined in those agreements. At October 26, 2009, the future employment contract commitment for such key executive based on stated termination clause was approximately $636,000. We believe that the severance and change in control provisions of our executive employment contracts are comparable to the provisions and benefit levels of other companies disclosing similar plans as reported in public filings. All other employees are “at-will” employees and may be terminated at any time by the Company.

Director Compensation

QuantRx compensates independent members of the Board of Directors with cash compensation of $5,000 and 6,250 stock options for attendance in person at each board of directors meeting; up to a maximum of four meetings per year. All options are granted at year end and have a term of five years and an exercise price equal to the closing stock price on date of grant. It is anticipated that the Board of Directors will update and revise Board compensation at an upcoming meeting of the Board of Directors.

The following table summarizes Director Compensation for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter W. Witoshkin	-	-	-	-	-	-	-
William H. Fleming, Ph.D.	-	-	-	-	-	-	-
Dr. Shalom Hirschman (1)	-	-	-	-	-	$20,000	$20,000
Dr. Arthur Hull Hayes, Jr. (2)	$5,000	-	$1,813	-	-	-	$6,813
(1)
Dr. Shalom Hirschman did not receive compensation related to his directorship pursuant to the terms of a consulting agreement in effect during 2008. He received a monthly fee of $4,000 through May 2008. Additional details can be found in Note 16 to the Consolidated Financial Statements.

(2)
Dr. Arthur H. Hayes, Jr. received an option grant at December 31, 2008 for 6,250 common shares. Material terms are as follows: December 31, 2008 grant date, exercise price of $0.35 and a five year term.

The Company used the Black-Scholes option price calculation to value the options granted in 2008 using the following assumptions: risk-free rate of 5.35%; volatility of 1.17; actual term and exercise price of options granted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 26, 2009 concerning the ownership of common stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current member of the board of directors of the Company and (iii) each executive officer of the Company named in the Summary Compensation Table appearing under “Compensation of Directors and Executive Officers” above.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.  Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership as of October 26, 2009	Percentage of Class (2)
Walter W. Witoshkin (3)	2,600,000	5.53%
William H. Fleming (4)	727,034	1.63%
Sasha Afanassiev (5)	675,000	1.50%
Shalom Hirschman (6)	506,250	1.14%
Arthur Hull Hayes, Jr. (7)	18,750	0.04%
Evan Levine (8) 6725 Mesa Ridge Road, Suite 100 San Diego, CA 92121	3,213,650	7.23%
Matthew Balk (9) 590 Madison Avenue, 5th floor New York, NY 10022	5,734,259	12.91%
Mark Capital, LLC 6725 Mesa Ridge Road, Suite 100 San Diego, CA 92121	2,446,250	5.51%
Sherbrooke Partners, LLC 590 Madison Avenue, 5th floor New York, NY 10022	4,508,009	10.15%

(1)	Unless indicated otherwise, the address of each person listed in the table is: c/o QuantRx Biomedical Corporation, 100 South Main Street, Suite 300, Doylestown, Pennsylvania 18901.
(2)
The percentage of beneficial ownership of common stock is based on 44,427,630 shares of common stock outstanding as of October 26, 2009 and excludes all shares of common stock issuable upon the exercise of outstanding options or warrants to purchase common stock or conversion of any common stock equivalents, other than the shares of common stock issuable upon the exercise of options or warrants or the conversion of common stock equivalents held by the named person to the extent such options or warrants are exercisable and such common stock equivalents are convertible within 60 days of October 26, 2009.

(3)	Ownership is based upon 1,850,000 common stock options currently exercisable and common stock warrants currently exercisable for 750,000 common shares.
(4)
Ownership includes beneficial ownership of 1,000 shares of common stock held by the executive’s father, 50,000 common stock options currently exercisable, and common stock warrants currently exercisable for 185,000 common shares.

(5)	Ownership is based on 375,000 common stock options currently exercisable and common stock warrants currently exercisable for 300,000 common shares.
(6)	Ownership includes 6,250 common stock options currently exercisable.
(7)	Ownership is based on 18,750 common stock options currently exercisable.
(8)
Includes 2,446,250 shares of common stock held by Mark Capital, LLC of which Evan Levine is the managing member; 727,400 shares of common stock held by Mr. Levine as custodian for his two children; and 40,000 shares of common stock held by Mr. Levine in an IRA.

(9)
Includes 4,508,009 shares of common stock held by Sherbrooke Partners, LLC, of which Matthew Balk is the sole member; and 1,220,000 shares of common stock held by Mr. Balk as custodian for his two children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and Officers, and persons who own more than 10% of a registered class of the Company’s equity securities (“Section 16 Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Section 16 Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.  Based on the Company’s review of the forms it has received, on other reports filed by Section 16 Persons with the SEC and on the Company’s records, the Company believes that during 2008, the Form 4 filed on behalf of Arthur Hull Hayes, Jr. to report the grant of 6,250 was not filed timely.

AUDIT COMMITTEE REPORT

We, the audit committee, oversee the Company’s accounting and financial reporting processes and assist the Board in its oversight of the qualifications, independence and performance of the Company’s independent auditors. In fulfilling our oversight responsibilities, we discussed with the Company’s independent auditors, Williams & Webster, P.S., the overall scope and plans for their audit. Upon completion of the audit, we discussed with Williams & Webster, P.S. the matters required to be discussed by Statement on Auditing Standards No. 61.

We also reviewed and discussed the audited financial statements with management. We discussed certain significant accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in those financial statements.

We have also reviewed the written disclosures and the letter from the independent accountants required by Independence Accounting Standards No. 1 and discussed with the independent accountants the independent accountants’ independence from management and the Company. We determined that the services provided by Williams & Webster, P.S. during 2008 and 2007 are compatible with maintaining such auditor’s independence.

In reliance on the reviews and discussions referred to above, we recommended to the Board (and the Board approved) that the audited 2008 financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the audited 2007 financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William Fleming, Chairman
Shalom Hirschman, Member

PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-EIGHT AT ANY TIME PRIOR TO THE 2011 ANNUAL MEETING OF STOCKHOLDERS, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION

General

The board of directors has approved, and is hereby soliciting stockholder approval of, an amendment to our Articles of Incorporation to effect a reverse stock split at a ratio of between 1-for-2 to 1-for-8 in the form set forth in Appendix A to this proxy statement. A vote FOR Proposal 2 will constitute approval of this amendment providing for the combination of any whole number of shares of common stock between and including two and eight into one share of common stock and will grant the board of directors the authority to select which of the approved exchange ratios within that range will be implemented. If the stockholders approve this proposal, the board of directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to effect a reverse stock split in any of the approved ratios by filing a certificate of amendment to our Articles of Incorporation with the Nevada Secretary of State at any time after the approval of the proposal. If the certificate of amendment has not been filed with the Nevada Secretary of State prior to the 2011 annual meeting of stockholders, the board of directors will abandon the Amendment constituting the reverse stock split. In that case, the board of directors may again seek stockholder approval for a reverse stock split if it deems a reverse stock split would be advisable.

QuantRx currently has 75,000,000 authorized shares of common stock. As of October 26, 2009, the record date for the annual meeting, 44,427,630 shares of common stock were outstanding. The reverse stock split, if implemented, would reduce the number of issued and outstanding shares of common stock, but would not change the number of authorized shares, the par value or the voting rights of the common stock and, except for the impact of the elimination of fractional shares, each stockholder’s proportionate ownership interest in QuantRx would be the same immediately before and after the reverse stock split.

The board believes that stockholder approval of a range of exchange ratios (rather than an exact exchange ratio) provides the board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this proposal, in connection with any determination to effect the reverse stock split, the board will set the time for such a split and select a specific ratio at a whole number within the range. These determinations will be made by the board with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.

The board reserves its right to elect not to proceed with, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of QuantRx and its stockholders.

Purposes of the Reverse Stock Split

We believe that increasing our stock price through a reverse stock split will have a number of benefits:

•
Increase stock price to a more attractive level for investors.  We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we believe the price of our common stock may be raised to a level where our stock would be viewed more favorably by potential investors.

•
Listing on a national securities exchange. In the near future, we plan to seek a listing of our common stock on a national securities exchange such as the NASDAQ or The American Stock Exchange®.  Eligibility for listing on a national exchange is subject to a number of criteria, such as public float, minimum share price, number of stockholders, market capitalization, net income and other factors.  We currently meet most, but not all, of the listing criteria for certain of the national exchanges.  One of the listing requirements that we do not currently meet is the minimum per share price+. We believe that the reverse split will increase our ability to meet the minimum share price requirement at such time, if ever, that we meet the other listing criteria.

•
Reduced Costs for Investors.  We believe that when investors buy or sell our common stock, many of them pay commissions that are based on the number of shares bought or sold, and that brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stock. A higher stock price after a reverse stock split would reduce these costs. Lower commissions may also make our stock an attractive investment to additional investors.

•
Attract and Retain Employees and Service Providers.  We believe that a higher stock price will help us attract and retain employees and other service providers who may be less likely to work for a company with a low stock price.

Certain Risks Associated with the Reverse Stock Split

•
While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•
There can be no assurance that the market price per share of our common stock immediately after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. For example, based on the closing market price of our common stock on October 23, 2009 of $0.50 per share, if the board of directors decided to implement the reverse stock split and utilize a ratio of 1-for-5, there can be no assurance that the post-split market price of our common stock would be $2.50 ($0.50 X 5) per share or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In some cases, the market price of a company’s shares declines after a reverse stock split. We also cannot provide you with any assurance that our shares will qualify for, or be accepted for, listing on a national exchange.

•
While the board of directors believes that a higher stock price may help us attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

•
The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Effectiveness of the Reverse Stock Split

If the stockholders approve the reverse stock split proposal and the board of directors decides to implement a reverse stock split, we will file with the Secretary of State of the State of Nevada a certificate of amendment to our Articles of Incorporation. The reverse stock split will become effective at the time of filing of, or at such later time and date as is specified in, the certificate of amendment, which we refer to as the “effective time.” Beginning at the effective time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares of that class into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Effects of the Reverse Stock Split if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the outstanding common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in QuantRx, except to the extent that the reverse stock split would result in any holder of our common stock receiving cash in lieu of fractional shares. As described below, holders of our common stock otherwise entitled to fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are concurrently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

After the reverse stock split, the number of authorized shares of common stock will be 75,000,000 shares and the number of issued shares of common stock will be approximately 5,550,000 to 22,150,000 shares depending upon the reverse stock split ratio selected by the board. Our board of directors believes that maintaining the same number of authorized shares of common stock, and thereby increasing the number of shares available for future issuance, will provide us with the certainty and flexibility to undertake various types of transactions, including financings, acquisitions of companies or assets, strategic transactions, increases in the shares reserved for issuance pursuant to stock incentive plans, sales of stock or securities convertible into our common stock, or other corporate transactions not yet determined. Certain kinds of these transactions may have anti-takeover effects, as described in more detail below, and certain kinds of these transactions may require stockholder approval under Nevada law or applicable exchange rules, but the board of directors believes that this certainty and flexibility is helpful to QuantRx and in the stockholders’ interests.

The principal effects of the reverse stock split would include the following:

•	depending on the ratio for the reverse stock split implemented by the board of directors, each 2, 3, 4, 5, 6, 7 or 8 shares of common stock you own will be combined into one new share;

•	the number of shares of common stock issued and outstanding will be reduced proportionately based on the ratio selected by the board of directors;

•	appropriate adjustments will be made to stock options and stock warrants granted by the Company to maintain the economic value of the awards;

•
the number of shares reserved for issuance under our existing stock-based compensation plans will be reduced proportionately based on the ratio selected by the board of directors (and any other appropriate adjustments or modifications will be made under the plans); and

•
appropriate adjustments will be made to the number of shares of Series A-1 Preferred Stock issuable upon exercise of each of the preferred share conversion rights granted to stockholders pursuant to our designation (depending on the ratio selected by the board of directors) and one right will continue to be associated with each share of common stock.

The reduction in the number of issued and outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split. The trading price of our common stock depends on many factors, including many which are beyond our control. As discussed above, the higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse stock split may not overcome such sentiment.

The shares of common stock issued as a result of the reverse stock split will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The post-split shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.

Effect on Certificated Shares and Fractional Shares

As soon as practicable after the effective date of any reverse stock split, we will request that all stockholders holding shares of our common stock in certificate form return their stock certificates representing shares of common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT
SUBMIT THEIR OLD CERTIFICATES UNTIL REQUESTED TO DO SO.

Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of common stock previously represented by the certificate that were combined pursuant to the reverse stock split.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the board of directors for the reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof.

Effect on Beneficial Holders of Common Stock (i.e. Stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the effective date of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per-share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of QuantRx with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of QuantRx, nor is it part of a plan by management to recommend to the board and stockholders a series of amendments to the Articles of Incorporation. Other than the proposals contained herein, the board of directors does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of QuantRx.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion of the material U.S. federal income tax consequences of the proposed reverse stock split is based upon the current provisions of the Internal Revenue Code of 1986, as amended, and other legal authorities, all of which could be changed at any time, possibly with retroactive effect. Such a change could alter or modify the statements and conclusions set forth below. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-reverse stock split shares of common stock were, and the post-reverse-stock split shares will be, held as a “capital asset” as defined in the Internal Revenue Code of 1986, as amended. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

Subject to the discussion below concerning the treatment of the receipt of cash payments instead of receipt of fractional shares, no gain or loss should be recognized by a stockholder as a result of such stockholder’s exchange of pre-reverse stock split common stock for post-reverse stock split common stock in connection with the reverse stock split. The tax basis and holding period of each post-reverse stock split share of common stock received (including any fraction of a post-reverse stock split share deemed to have been received and then redeemed) should generally be the same as the tax basis and holding period of the pre-reverse stock split shares of common stock surrendered in connection with receipt of the post-reverse stock split shares of common stock, with the tax basis and holding period determined separately with respect to blocks of pre-reverse split shares of common stock that were acquired on the same date and at the same price. The receipt of a cash payment instead of receipt of a fractional share interest will result in recognition of capital gain or capital loss for U.S. federal income tax purposes. The deductibility of any capital loss is subject to limitations.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

No Appraisal Rights

Stockholders do not have any appraisal rights under Nevada General Corporation Law or under our certificate of incorporation in connection with the reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the board of directors that a reverse stock split, at a ratio determined by the board of directors as described above, is in the best interests of QuantRx and its stockholders. The board’s determination as to whether to effect the reverse stock split and, if so, at what ratio, will be based upon various factors such as the existing and expected marketability and liquidity for our common stock, prevailing market conditions, the recent trading history of our common stock and the likely effect on the market price of our common stock. Should the board of directors determine that the reverse stock split is not in the best interests of QuantRx or its stockholders, the board of directors will not proceed with the reverse stock split. By voting in favor of the reverse stock split, you are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO QUANTRX’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.

PROPOSAL NO. 3 - APPROVAL OF THE AMENDMENT TO QUANTRX’S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES

Our authorized capital currently consists of 100,000,000 shares of capital stock consisting of 75,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of October 26, 2009, we had 44,427,630 shares of common stock issued and outstanding and 4,060,397 shares of convertible preferred stock issued and outstanding. On a fully diluted basis, QuantRx has 69,722,358 shares of common stock and common stock equivalents outstanding.

Our board of directors believes that it is necessary and prudent to amend our articles of incorporation to increase our authorized shares of common stock from 75,000,000 to 150,000,000 shares to allow us to issue additional shares of common stock for the purposes described below, and for any other lawful purpose.  Accordingly, our board of directors approved, subject to stockholder approval, an amendment to our articles of incorporation to increase the number of authorized shares of capital stock from 100,000,000 shares to 175,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

An amendment of our articles of incorporation will be required to effect the proposed increase in our authorized shares of capital stock.  Appendix B to this proxy statement sets forth the text of the form of the certificate of amendment of articles of incorporation if the increase in our authorized shares of capital stock is approved.  Such text is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposals that we may deem necessary or appropriate.

Purpose and Effect of the Amendment

 As explained in more detail below, our board of directors believes that an increase in our authorized capital stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance would give us the flexibility of using common stock to raise capital and/or as consideration in acquiring other businesses.  We are continuously seeking opportunities to add more expertise and proprietary products and services to further enhance our core capabilities through additional acquisitions of businesses.  Such acquisitions may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities.  The current number of available authorized shares of common stock limits our ability to effect acquisitions of businesses using shares of our common stock or issuing shares to raise capital to fund such acquisitions or for other purposes.

The increased reserve of shares available for issuance may also be used to facilitate public or private financings.  If required operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions.  In addition, the increased reserve of shares available for issuance may be used for our equity awards to our employees, consultants and directors.  Our board of directors believes that it is critical to incentivize our officers and employees, to increase our revenues and profitability, and as a result, our market value, through equity awards. Such equity awards may also be used to attract and retain employees or in connection with potential acquisitions as we grants options to the employees of the acquired companies. Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized common stock that could be used to provide such equity incentives.

The flexibility of our board of directors to issue additional shares of common stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation.  The authorized but unissued shares of common stock could be used by our board of directors to discourage, delay or make more difficult a change in the control of our company.  For example, such shares could be privately placed with purchasers who might align themselves with our board of directors in opposing a hostile takeover bid.  The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock.  Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The availability of additional shares of common stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.  If this proposal is approved by the stockholders and the reverse stock split is effected, our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or rules.

If this proposal is approved, the additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our board of directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our common stock may be listed at such time.

The possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways, including the following:

•	diluting the voting power of the current holders of common stock;

•
diluting the market price of the common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock;

•	diluting the earnings per share and book value per share of the outstanding shares of common stock; and

•	making the payment of dividends on common stock potentially more expensive.

In addition, if this proposal is approved, the increased proportion of authorized but unissued shares of our common stock to issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect.  For example, such a change could permit future issuances of our common stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity.  The increase in our authorized capital stock, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of us.

 No Appraisal Rights

 Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters' or appraisal rights in connection with this proposal.

 Required Vote

Approval of an amendment to our articles of incorporation to increase our authorized capital stock requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.  As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO QUANTRX’S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES.

PROPOSAL NO. 4 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors proposes that at the Annual Meeting the Stockholders ratify the appointment of BehlerMick PS (formerly known as Williams & Webster, P.S.) as independent public accountants of the Company for the year ending December 31, 2009.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company engaged BehlerMick PS (formerly known as Williams & Webster, P.S.) to serve as the Company’s independent public accountants for the year ended December 31, 2009.  A representative of BehlerMickPS is expected to be available at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions from stockholders.  The following table represents fees billed by BehlerMick PS over the last two years:

	2008	2007

Audit Fees (1)	$72,714	$80,905

Tax Fees (2)	$2,392	$7,579

(1) Audit Fees - Aggregate fees billed for professional services for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q.

(2) Tax Fees - Fees billed for tax compliance and return preparation. We did not incur any fees for tax advice or tax planning services.

Audit-Related Fees - During the years ended December 31, 2008 and 2007, no assurance or related services were performed that were reasonably related to the performance of the audit or review of the Company’s financial statements.

All Other Fees - During the years ended December 31, 2008 and 2007, no fees were billed other than the fees set forth under the captions “Audit Fees” and “Tax Fees” above.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee has the sole authority to appoint, terminate and replace the Company’s independent auditor.  The Audit Committee may not delegate these responsibilities.  The Audit Committee has the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the Company’s independent auditor. 100% of the services provided by BehlerMick PS were pre-approved by the Audit Committee.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BEHLERMICK PS AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

PROPOSALS OF STOCKHOLDERS

Any stockholder wishing to have a proposal considered for inclusion in the proxy materials for the Company’s 2009 Annual Meeting of Stockholders must set forth such proposal in writing and file it with the Secretary of the Company no later than a reasonable time before the Company begins to print and mail its proxy materials for the Company’s 2009 Annual Meeting of Stockholders.  In addition, if the Company receives notice of a shareholder proposal later than a reasonable time before the Company mails its proxy materials for the Company’s 2009 Annual Meeting of Stockholders, the persons named as proxies in the proxy statement and accompanying proxy will have discretionary authority to vote on that shareholder proposal.

FINANCIAL INFORMATION

The Financial Statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, transmitted with and accompanying this proxy statement, are hereby incorporated by reference.  No other portions of the Annual Report shall be deemed incorporated herein. Copies of the Company’s reports on Form 10-Q for the quarters ended March 31 and June 30, 2009 are available on our website www.quantrx.com. You may obtain documents incorporated by reference from our website or directly from us, without charge, by requesting them in writing or by telephone at:

QuantRx Biomedical Corporation
100 South Main Street, Suite 300
Doylestown, Pennsylvania  18901
(267) 880-1595

If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of such documents.

By Order of the Board of Directors

/s/ Walter W. Witoshkin
Walter W. Witoshkin, Chairman and Chief Executive Officer

November 5, 2009

Appendix A

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

The following amendment would become effective only upon affirmative action by the Board of Directors of QuantRx Biomedical Corporation setting the split ratio at between 1-for-2 and 1-for-8. The Board of Directors has the authority to determine not to make the following amendment effective.

QUANTRX BIOMEDICAL CORPORATION

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

QuantRx Biomedical Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, (the “Corporation”), DOES HEREBY CERTIFY:

1.
Paragraph 1 of Article Four of the Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of Nevada (the “Articles of Incorporation”), is amended to read in its entirety as follows:

ARTICLE 4.1 Authorized Capital.

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the corporation shall have the authority to issue shall be [                    ], consisting of [                       ] shares of Common Stock with a par value of $.01 per share, and 25,000,000 shares of Preferred stock with a par value of $.01 per share.

Upon the effectiveness of the Certificate of Amendment of Articles of Incorporation (the “Effective Time”), each [               ] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will automatically and without any action on the part of the respective holders thereof be combined, reclassified and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, in lieu of any fractional interests in shares of New Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of New Common Stock on the OTC Market immediately following the Effective Time. The combination and conversion of the Old Common Stock shall be referred to as the “Reverse Stock Split”.

The Corporation shall not be obligated to issue certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.

2.
The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Section 78.315 of the Nevada Revised Statutes.

3.
The Corporation’s stockholders approved the amendment of the Articles of Incorporation of the Corporation as required by the Bylaws of the Corporation and in accordance with the provisions of the Nevada Revised Statutes.

4.	This Certificate of Amendment of Articles of Incorporation shall be effective on , 20 , at 11:59 p.m., Eastern Daylight Time/Eastern Standard Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Articles of Incorporation of the Corporation to be signed by the Corporation’s           this           day of          , 20  .

Appendix B

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

QUANTRX BIOMEDICAL CORPORATION

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

QuantRx Biomedical Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, (the “Corporation”), DOES HEREBY CERTIFY:

1.
Paragraph 1 of Article Four of the Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of Nevada (the “Articles of Incorporation”), is amended to read in its entirety as follows:

ARTICLE 4.1 Authorized Capital.

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the corporation shall have the authority to issue shall be 175,000,000, consisting of 150,000,000 shares of Common Stock with a par value of $.01 per share, and 25,000,000 shares of Preferred stock with a par value of $.01 per share.

2.
The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Section 78.315 of the Nevada Revised Statutes.

3.
The Corporation’s stockholders approved the amendment of the Articles of Incorporation of the Corporation as required by the Bylaws of the Corporation and in accordance with the provisions of the Nevada Revised Statutes.

4.	This Certificate of Amendment of Articles of Incorporation shall be effective on , 20 , at 11:59 p.m., Eastern Daylight Time/Eastern Standard Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Articles of Incorporation of the Corporation to be signed by the Corporation’s           this           day of          , 20  .

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 3, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2009: The Notice of
Annual Meeting, Proxy Statement and 2008 Annual Report to Stockholders are available on our website at
www.quantrx.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Walter W. Witoshkin and William H. Fleming, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designed below, all the shares of Common Stock of QuantRx Biomedical Corporation (the “Company”) held of record by the undersigned on October 26, 2009, at the Annual Meeting of Stockholders to be held on December 3, 2009 or at any adjournment thereof.

1.          Election and Ratification of Directors.

Elections of the following two nominees to serve as Class 1 directors for a two-year term or until their successors are duly elected and qualified.

Shalom Hirschman                           William Fleming

❑	FOR all nominees	❑	WITHHOLD AUTHORITY to vote for all nominees

❑	WITHHOLD AUTHORITY for the following only:
(write the name(s) of the nominee(s) in this space)

Elections of the following two nominees to serve as Class 2 directors for a one-year term or until their successors are duly elected and qualified.

Walter Witoshkin                           Arthur Hull Hayes, Jr.

❑	FOR all nominees	❑	WITHHOLD AUTHORITY to vote for all nominees

❑	WITHHOLD AUTHORITY for the following only:
(write the name(s) of the nominee(s) in this space)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES.”

2.           Approval of the Amendment to QuantRx’s Articles of Incorporation to effect a reverse stock split at a ratio of not less than one-for-two and not more than one-for-eight at any time prior to the 2011 annual meting of stockholders, with the exact ratio to be determined by the board of directors in its discretion.

❑   FOR                                      ❑   AGAINST                                      ❑   ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR THE AMENDMENT TO QUANTRX’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.”

3.           Approval of the Amendment to QuantRx’s Articles of Incorporation to increase authorized Common Stock to 150,000,000 shares.

❑   FOR                                      ❑   AGAINST                                      ❑   ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR THE AMENDMENT TO QUANTRX’S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES.”

4.           Ratification of Independent Auditors for 2009.  Ratify the selection of BehlerMick PS (formerly known as Williams & Webster, P.S.) as the Company’s independent auditors for the year ending December 31, 2009.

❑   FOR                                      ❑   AGAINST                                      ❑   ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR THE RATIFICATION OF BEHLER MICK PS.”

Please sign below exactly as your name appears on your stock certificate.  When shares are held jointly, each person should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  An authorized person should sign on behalf of corporations, partnerships, limited liability companies and associations and give his or her title.

Dated: _________________________________________________, 2009

Signature

Signature if held jointly

YOUR VOTE IS IMPORTANT.  PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.